Exhibit 99.1

NEWS RELEASE

LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, February 1, 2017 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Highlights

●

Net sales were $284.5 million, up 29% versus the prior year period. Excluding revenue from acquisitions, e-house business divestiture and the extra week in the fourth quarter of 2015, sales were up 6%.

●	Growth by segment versus the prior year period:
o	Electronics sales increased 60% (up 19% excluding acquisitions and 2015 extra week)
o	Automotive sales increased 19% (up 2% excluding acquisitions and 2015 extra week)
o	Industrial sales decreased 33% (down 26% excluding divestiture and 2015 extra week)
●	GAAP diluted EPS was $1.19; Adjusted EPS of $1.57 increased 38% over last year
●	Cash flow from operations was $80 million
●	The electronics book-to-bill ratio for the quarter was 1.05, and excludes the ON product portfolio acquisition
●	Completed private placement of approximately $350 million of USD and Euro senior notes

"We’re pleased with our strong fourth quarter finish, with both sales and earnings exceeding the midpoint of our guidance," said Dave Heinzmann, Chief Executive Officer. "Our results were led by strength across our electronics segment, along with solid performance in both our automotive fuse and sensor businesses. We continued to see end market weaknesses across our industrial segment and our commercial vehicle business in our automotive segment, impacting our overall growth for the quarter. Despite these challenges, we finished the quarter with strong earnings and cash flow growth.”

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Full Year 2016 Highlights

●	Net sales were $1,056.2 million, a 22% increase versus the prior year period
●	Diluted GAAP EPS was $4.60; Adjusted EPS of $6.26 increased 26% over last year
●	GAAP effective tax rate of 15.2%, and adjusted effective tax rate of 18.1%, down nearly 900 and 700 basis points, respectively, over last year
●	Cash flow from operations was $180 million and capital expenditures were $46 million, resulting in free cash flow of $134 million
●	Expanded portfolio with acquisitions across circuit protection and power control platforms (PolySwitch, ON product portfolio and Menber’s)

"2016 was a milestone year for us, as we crossed $1 billion in revenue, with record earnings and cash flow. We also made substantial progress in growth from strategic acquisitions, adding approximately $250 million in annualized revenue from our three acquisitions,” said Gordon Hunter, Executive Chairman. “We are well positioned for success with our updated strategy, which focuses on accelerated organic growth, while continuing to add acquisitions aligned to our core circuit protection, sensor and power control platforms."

2017 Outlook

All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, foreign exchange adjustments and unusual gains and losses. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

“With our strong finish in 2016, we head into the year with positive momentum, despite an environment of ongoing currency and commodity volatility,” said Meenal Sethna, Chief Financial Officer. “Considering this current environment, we remain focused on our financial goals of double-digit sales and earnings per share growth for 2017.”

For the first quarter of 2017, sales are expected to be in the range of $278 to $288 million. Adjusted earnings per share are expected to be in the range of $1.56 to $1.70.

For the full year, the company expects an adjusted effective tax rate in the range of 17 – 19%. In addition, capital expenditures are expected to be approximately $70 million. The capital expenditures include the incremental semiconductor manufacturing investment for the transfer of the ON product portfolio.

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Dividend

The company will pay a cash dividend on the company’s common stock of $0.33 per share on March 9, 2017 to shareholders of record as of February 23, 2017.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, February 1, 2017, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. The call will be available for replay on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. For more information, please visit the Littelfuse website: Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions, uncertainties related to political and regulatory changes and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 2, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended January 2, 2016.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate and free cash flow. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included herein.

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The company believes that adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

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LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	Fourth Quarter			Full Year
	2016	2015	% Change	2016	2015	% Change

Net Sales
Electronics	$156,495	$97,948	60%	$535,191	$405,497	32%
Automotive	105,556	88,493	19%	415,200	339,957	22%
Industrial	22,467	33,579	(33%)	105,768	122,410	(14%)

Total net sales	$284,518	$220,020	29%	$1,056,159	$867,864	22%

	Fourth Quarter			Full Year
	2016	2015	% Change	2016	2015	% Change

Operating Income/(Expense)
Electronics	$34,842	$16,439	112%	$117,088	$78,194	50%
Automotive	10,908	13,963	(22%)	59,905	53,086	13%
Industrial	(143)	4,874	(103%)	3,615	18,094	(80%)
Other (1)	(4,619)	(5,422)	(15%)	(49,964)	(45,217)	10%

Total operating income	$40,988	$29,854	37%	$130,644	$104,157	25%

Interest expense	2,342	1,070		8,628	4,091
Foreign exchange (gain) loss	7,586	259		472	(1,465)
Other (income) expense, net	(690)	(1,659)		(1,730)	(5,417)

Income before taxes	$31,750	$30,184	5%	$123,274	$106,948	15%

(1) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details on page 8.)

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	December 31, 2016	January 2, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$275,124	$328,786
Short-term investments	3,690	4,179
Accounts receivable, less allowances	198,095	142,882
Inventories	114,063	98,629
Prepaid income taxes and income taxes receivable	11,671	1,510
Prepaid expenses and other current assets	9,438	7,943
Total current assets	612,081	583,929
Property, plant and equipment:
Land	9,268	5,236
Buildings	80,553	71,383
Equipment	439,542	382,429
	529,363	459,048
Accumulated depreciation	(312,188)	(296,480)
Net property, plant and equipment	217,175	162,568
Intangible assets, net of amortization:
Patents, licenses and software	83,607	20,221
Distribution network	18,995	16,490
Customer lists, trademarks and tradenames	110,425	54,912
Goodwill	403,544	189,767
	616,571	281,390
Investments	13,933	15,197
Deferred income taxes	20,585	8,333
Other assets	10,849	14,058
Total assets	$1,491,194	$1,065,475

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$90,712	$51,658
Accrued payroll	42,810	32,611
Accrued expenses	36,138	24,145
Accrued severance	2,785	3,798
Accrued income taxes	8,846	11,836
Current portion of long-term debt	6,250	87,000
Total current liabilities	187,541	211,048
Long-term debt, less current portion	447,892	83,753
Deferred income taxes	7,066	8,014
Accrued post-retirement benefits	13,398	5,653
Other long-term liabilities	20,366	17,755
Total equity	814,931	739,252
Total liabilities and equity	$1,491,194	$1,065,475

Common shares issued and outstanding of 22,738,895 and 22,420,785 at December 31, 2016 and January 2, 2016, respectively.

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Twelve Months Ended

	Dec. 31, 2016	Jan. 2, 2016	Dec. 31, 2016	Jan. 2, 2016

Net sales	$284,518	$220,020	$1,056,159	$867,864

Cost of sales	170,181	137,314	643,042	537,365

Gross profit	114,337	82,706	413,117	330,499

Selling, general and administrative expenses	56,082	41,595	206,129	153,714
Research and development expenses	11,314	8,578	42,198	30,802
Pension settlement expenses	-	(266)	-	29,928
Amortization of intangibles	5,953	2,945	19,337	11,898
Impairment of goodwill and intangible assets	-	-	14,809	-
	73,349	52,852	282,473	226,342

Operating income	40,988	29,854	130,644	104,157

Interest expense	2,342	1,070	8,628	4,091
Foreign exchange (gain) loss	7,586	259	472	(1,465)
Other (income) expense, net	(690)	(1,659)	(1,730)	(5,417)

Income before income taxes	31,750	30,184	123,274	106,948
Income taxes	4,505	9,321	18,786	26,082

Net income	$27,245	$20,863	$104,488	$80,866

Net income per share:
Basic	$1.20	$0.93	$4.63	$3.58
Diluted	$1.19	$0.92	$4.60	$3.56

Weighted average shares and equivalent shares outstanding:
Basic	22,692	22,403	22,559	22,565
Diluted	22,863	22,564	22,727	22,719

Comprehensive income	$7,818	$10,425	$75,580	$56,321

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Twelve Months Ended
	Dec. 31, 2016	Jan. 2, 2016

OPERATING ACTIVITIES:
Net income	$104,488	$80,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33,800	29,701
Amortization of intangibles	19,337	11,898
Impairment of intangible assets and goodwill	14,809	-
Provision for bad debts	-	164
Loss on sale of product line	1,391	-
Stock-based compensation	11,987	10,266
Non-cash inventory charge	7,834	-
Net loss on pension settlement, net of tax	-	19,308
Excess tax benefit on stock-based compensation	(3,421)	(1,891)
Loss on sale of assets	813	1,253
Deferred income taxes	(5,269)	11,479
Changes in operating assets and liabilities:
Accounts receivable	(23,466)	(14,377)
Inventories	8,539	(3,577)
Accounts payable	19,190	2,573
Accrued expenses (including post retirement)	2,287	6,482
Accrued payroll and severance	6,131	5,883
Accrued taxes	(18,062)	557
Prepaid expenses and other	(255)	5,241
Net cash provided by operating activities	180,133	165,826

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(46,228)	(44,019)
Acquisition of business, net of cash acquired	(471,118)	(4,558)
Purchases of investments	-	(3,500)
Proceeds from maturities of short-term investments	345	-
Decrease in entrusted loan receivable	5,510	7,811
Proceeds from sale of assets	248	102
Net cash used in investing activities	(511,243)	(44,164)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	367,000	49,000
Proceeds of term loan	125,000	-
Payments of revolving credit facility	(331,500)	(55,500)
Payments of term loan	(89,688)	(8,750)
Net Proceeds from Sr. Notes Payable	226,428	-
Payments of entrusted loan	(5,510)	(7,811)
Debt issuance costs paid	(3,583)	(42)
Cash dividends paid	(27,866)	(24,341)
Proceeds from exercise of stock options	20,494	9,150
Excess tax benefit on share-based compensation	3,421	1,891
Purchases of common stock	-	(31,252)
Net cash (used in) provided by financing activities	284,196	(67,655)

Effect of exchange rate changes on cash and cash equivalents	(6,748)	(22,792)

Increase (decrease) in cash and cash equivalents	(53,662)	31,215
Cash and cash equivalents at beginning of period	328,786	297,571
Cash and cash equivalents at end of period	$275,124	$328,786

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

	Q4-16	Q4-15	FY-16	FY-15
GAAP EPS Reconciliation

GAAP diluted EPS	$1.19	$0.92	$4.60	$3.56
EPS impact of special items (below)	0.38	0.21	1.66	1.42
Adjusted diluted EPS	$1.57	$1.14	$6.26	$4.98

Non-GAAP Adjustments - (income)/expense

Reed switch manufacturing transfer costs	$(0.1)	$2.1	$1.6	$5.2
Restructuring	1.2	(0.3)	2.5	3.6
Acquisitions/divestiture/purchase acctg adjs	3.5	3.9	31.1	4.7
Pension wind-up	-	(0.3)	-	31.9
Impairment of intangible assets	-	-	14.8	-
Adjustment to Operating income	4.6	5.4	50.0	45.2
Foreign exchange loss/(gain)	7.6	0.3	0.5	(1.4)
Adjustment to income before income taxes	$12.2	$5.6	$50.5	$43.8
Income taxes	3.5	0.9	12.6	11.5
Adjustment to net income	$8.7	$4.7	$37.9	$32.3

Total EPS impact	$0.38	$0.21	$1.66	$1.42

	Q4-16	Q4-15	FY-16	FY-15
Operating margin / EBITDA reconciliation

Net sales	$284.5	$220.0	$1,056.1	$867.8

GAAP operating income	$41.0	$29.9	$130.7	$104.2
Add back special operating items	4.6	5.4	49.9	45.2
Adjusted operating income	$45.6	$35.3	$180.6	$149.4
Adjusted operating margin	16.0%	16.0%	17.1%	17.2%

Add back amortization	6.0	2.9	19.4	11.9
Add back depreciation	9.0	7.5	33.8	29.7
Adjusted EBITDA	$60.6	$45.7	$233.8	$191.0
Adjusted EBITDA margin	21.3%	20.8%	22.1%	22.0%

Note: Totals will not always foot due to rounding

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

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	Q4 2016 vs. Q4 2015
	Electronics	Automotive	Industrial	Total
Net sales reconciliation

Net sales growth	60%	19%	-33%	29%
Less:
Acquisitions	45%	21%	0%	29%
Divestitures	0%	0%	-4%	-1%
53rd Week	-5%	-3%	-3%	-4%
Adjusted net sales growth	19%	2%	-26%	6%

	Q4-16	Q4-15	FY-16	FY-15
Income tax reconciliation

Income taxes	$4.5	$9.3	$18.8	$26.1
Effective rate	14.2%	30.9%	15.2%	24.4%

Non-GAAP adjustment - income taxes	3.5	0.9	12.6	11.5

Adjusted income taxes	$8.0	$10.2	$31.4	$37.6
Adjusted effective rate	18.3%	28.5%	18.1%	25.0%

Free Cash Flow reconciliation

Net cash provided by operating activities	$80.1	$52.2	$180.1	$165.8
Less:
Purchases of property, plant and equipment	(11.7)	(9.0)	(46.2)	(43.5)
Free Cash Flow	$68.4	$43.2	$133.9	$122.3

Note: Totals will not always foot due to rounding

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

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